RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR


                           RFMSI SERIES 2003-S2 TRUST
                                     ISSUER


                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-S2

      $ 531,912                  0.00%            CLASS A-P CERTIFICATES

--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                         Supplement dated March 5, 2003
                                       to
                  Prospectus Supplement dated February 24, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated February 24, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 68.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                              CREDIT SCORE DISTRIBUTION

                                                                                                      WEIGHTED
                                                                                                      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       VALUE
CREDIT SCORE RANGE                    LOANS            BALANCE          LOANS           BALANCE        RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------
520 - 539 .......................             1    $      317,013            0.19%    $   317,013        80.00%
540 - 559 .......................             3           898,540            0.55         299,513        69.00
580 - 599 .......................             3         1,041,303            0.64         347,101        52.00
600 - 619 .......................             2           922,450            0.56         461,225        69.16
620 - 639 .......................             7         3,290,446            2.01         470,064        57.05
640 - 659 .......................             6         2,058,146            1.26         343,024        64.48
660 - 679 .......................            15         6,237,087            3.81         415,806        64.29
680 - 699 .......................            20         7,992,382            4.88         399,619        65.87
700 - 719 .......................            41        17,616,223           10.75         429,664        63.33
720 - 739 .......................            32        11,551,834            7.05         360,995        66.45
740 - 759 .......................            40        16,133,696            9.85         403,342        66.29
760 - 779 .......................            80        29,461,944           17.98         368,274        63.19
780 - 799 .......................            90        37,711,089           23.02         419,012        64.06
800 or greater ..................            75        28,437,875           17.36         379,172        62.59
                                            ---    --------------          ------     -----------        -----
Subtotal with Credit Score ......           415    $  163,670,028           99.90%    $   394,386        63.93%
Not Available ...................             1           160,539            0.10         160,539        59.00
                                            ---    --------------          ------     -----------        -----
Total ...........................           416    $  163,830,567          100.00%    $   393,823        63.92%
                                            ===    ==============          ======


Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 754.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                                        MORTGAGE RATES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
MORTGAGE RATES (%)                    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
5.750 - 5.874 ...................             8    $    3,489,766            2.13%    $   436,221           752        58.15%
5.875 - 5.999 ...................            18         7,487,480            4.57         415,971           763        64.54
6.000 - 6.124 ...................            72        31,400,467           19.17         436,118           761        62.56
6.125 - 6.249 ...................           144        55,676,340           33.98         386,641           757        63.16
6.250 - 6.374 ...................           111        42,932,874           26.21         386,783           751        66.17
6.375 - 6.499 ...................            49        17,685,218           10.79         360,923           749        64.27
6.500 - 6.624 ...................            11         4,207,234            2.57         382,476           693        64.52
6.625 - 6.749 ...................             2           635,971            0.39         317,986           783        57.42
6.750 - 6.874 ...................             1           315,217            0.19         315,217           711        64.00
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           416    $  163,830,567          100.00%    $   393,823           754        63.92%
                                            ===    ==============          ======


As of March 1, 2005, the weighted average mortgage rate was approximately 6.1541% per annum.


                          ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
ORIGINAL MORTGAGE LOAN               MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
BALANCE ($)                           LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
100,000 or less .................             3    $      215,648            0.13%    $    71,883           772        58.47%
100,001 - 200,000 ...............            17         2,794,814            1.71         164,401           741        65.19
200,001 - 300,000 ...............            24         5,712,712            3.49         238,030           750        58.78
300,001 - 400,000 ...............           207        72,629,977           44.33         350,869           756        64.76
400,001 - 500,000 ...............            97        41,570,858           25.37         428,566           754        63.33
500,001 - 600,000 ...............            37        19,861,326           12.12         536,793           760        63.41
600,001 - 700,000 ...............            20        12,207,282            7.45         610,364           737        65.21
700,001 - 800,000 ...............             6         4,276,866            2.61         712,811           760        60.01
800,001 - 900,000 ...............             1           843,926            0.52         843,926           744        68.00
900,001 - 1,000,000 .............             4         3,717,158            2.27         929,290           746        63.48
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           416    $  163,830,567          100.00%    $   393,823           754        63.92%
                                            ===    ==============          ======





                                                 ORIGINAL LTV RATIOS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT
ORIGINAL LTV RATIO (%)                LOANS            BALANCE          LOANS           BALANCE        SCORE
---------------------------------   -----------    --------------    -------------    -----------    ----------
00.01 - 50.00 ...................            60    $   23,441,745           14.31%    $   390,696          755
50.01 - 55.00 ...................            38        14,694,681            8.97         386,702          743
55.01 - 60.00 ...................            72        27,980,985           17.08         388,625          762
60.01 - 65.00 ...................            48        19,371,519           11.82         403,573          760
65.01 - 70.00 ...................            66        27,645,055           16.87         418,864          751
70.01 - 75.00 ...................            50        19,389,272           11.83         387,785          752
75.01 - 80.00 ...................            78        30,148,043           18.40         386,513          751
80.01 - 85.00 ...................             1           320,496            0.20         320,496          752
85.01 - 90.00 ...................             2           699,765            0.43         349,883          775
90.01 - 95.00 ...................             1           139,005            0.08         139,005          701
                                            ---    --------------          ------     -----------          ---
Total ...........................           416    $  163,830,567          100.00%    $   393,823          754
                                            ===    ==============          ======


The weighted average LTV ratio at origination of the mortgage loans was approximately 63.92%.


                                       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          STATE                       LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Alabama .........................             2    $      326,372            0.20%    $   163,186           672        80.07%
Arizona .........................             3         1,163,118            0.71         387,706           786        66.29
California ......................           239        94,084,411           57.43         393,659           758        62.41
Colorado ........................            10         4,194,039            2.56         419,404           754        64.11
Connecticut .....................             8         2,764,213            1.69         345,527           723        64.56
District of Columbia ............             8         4,051,327            2.47         506,416           777        60.59
Delaware ........................             1           462,878            0.28         462,878           788        80.00
Florida .........................             5         1,944,333            1.19         388,867           701        57.35
Georgia .........................             5         1,918,606            1.17         383,721           770        70.58
Hawaii ..........................             3         1,741,829            1.06         580,610           767        67.12
Illinois ........................             3         1,161,143            0.71         387,048           771        58.18
Indiana .........................             3         1,300,571            0.79         433,524           738        70.20
Louisiana .......................             1           302,475            0.18         302,475           792        68.00
Massachusetts ...................             6         1,841,214            1.12         306,869           766        60.87
Maryland ........................             8         3,192,622            1.95         399,078           731        66.51
Michigan ........................             9         2,895,368            1.77         321,708           697        71.05
Minnesota .......................             5         1,647,608            1.01         329,522           680        68.01
North Carolina ..................             4         1,609,850            0.98         402,463           728        74.01
New Jersey ......................            21         8,699,760            5.31         414,274           766        65.77
New Mexico ......................             1           502,767            0.31         502,767           799        70.00
Nevada ..........................             3         1,230,246            0.75         410,082           776        82.09
New York ........................            14         4,727,218            2.89         337,658           765        63.57
Ohio ............................             2           717,677            0.44         358,839           778        78.00
Oregon ..........................             1           386,465            0.24         386,465           753        53.00
Pennsylvania ....................             2           668,284            0.41         334,142           745        76.66
South Carolina ..................             3           980,071            0.60         326,690           763        71.08
Tennessee .......................             3         1,028,814            0.63         342,938           784        72.20
Texas ...........................            20         8,708,531            5.32         435,427           726        61.21
Utah ............................             1           376,768            0.23         376,768           758        74.00
Virginia ........................            18         7,540,311            4.60         418,906           755        68.69
Washington ......................             3         1,325,765            0.81         441,922           743        59.26
Wisconsin .......................             1           335,911            0.21         335,911           775        75.00
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           416    $  163,830,567          100.00%    $   393,823           754        63.92%
                                            ===    ==============          ======


----------
         No more than 1.3% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 1.1% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.





                                              LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        LOAN PURPOSE                  LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Purchase ........................            52    $   21,831,724           13.33%    $   419,841           755        71.96%
Rate/Term Refinance .............           291       113,498,785           69.28         390,030           756        63.90
Equity Refinance ................            73        28,500,058           17.40         390,412           747        57.87
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           416    $  163,830,567          100.00%    $   393,823           754        63.92%
                                            ===    ==============          ======


                                   MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
      DOCUMENTATION TYPE              LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Full Documentation ..............           338    $  137,334,362           83.83%    $   406,315           754        64.97%
Reduced Documentation ...........            78        26,496,204           16.17         339,695           754        58.52
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           416    $  163,830,567          100.00%    $   393,823           754        63.92%
                                            ===    ==============          ======


         No more than 62.6% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 23.1% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.


                                           OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        OCCUPANCY TYPE                LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Primary Residence ...............           409    $  161,279,192           98.44%    $   394,326           754        63.83%
Second/Vacation .................             7         2,551,374            1.56         364,482           750        69.89
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           416    $  163,830,567          100.00%    $   393,823           754        63.92%
                                            ===    ==============          ======





                                                  MORTGAGED PROPERTY TYPES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          PROPERTY TYPE               LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Single Family Detached ..........           323    $  127,846,667           78.04%    $   395,810           755        63.62%
Planned Unit Developments .......            76        30,317,992           18.51         398,921           752        64.85
(detached)
Condo Low-Rise (less than 5 .....             9         2,862,628            1.75         318,070           752        67.22
(stories)
Planned Unit Developments .......             3         1,115,568            0.68         371,856           657        58.83
(attached)
Two- to four-family Units .......             3           897,328            0.55         299,109           750        67.14
Townhouse .......................             1           435,756            0.27         435,756           762        80.00
Condo High-Rise (9 stories or ...             1           354,628            0.22         354,628           749        54.00
more)
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           416    $  163,830,567          100.00%    $   393,823           754        63.92%
                                            ===    ==============          ======





                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        NET MORTGAGE RATE (%)         LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
5.470 ...........................             8    $    3,489,766            2.13%    $   436,221           752        58.15%
5.595 ...........................            18         7,487,480            4.57         415,971           763        64.54
5.720 ...........................            72        31,400,467           19.17         436,118           761        62.56
                                             --    --------------           -----     -----------           ---        -----
Total ...........................            98    $   42,377,713           25.87%    $   432,426           761        62.55%
                                             ==    ==============           =====


         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.263875140%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                       CLASS A-P CERTIFICATES
                                                           --------------------------------------------------
                                                            0%        100%      250%        400%         500%
                                                           ----       ----      ----        ----         ----
DISTRIBUTION DATE
April 2005.............................................    100%       100%      100%        100%         100%
April 2006.............................................     98         93        81          75           69
April 2007.............................................     97         86        65          56           47
April 2008.............................................     95         79        52          42           33
April 2009.............................................     93         73        42          31           22
April 2010.............................................     91         67        34          23           15
April 2011.............................................     89         62        27          17           11
April 2012.............................................     87         56        22          13            7
April 2013.............................................     85         52        17           9            5
April 2014.............................................     82         47        14           7            3
April 2015.............................................     80         43        11           5            2
April 2016.............................................     77         39         9           4            2
April 2017.............................................     74         35         7           3            1
April 2018.............................................     71         32         5           2            1
April 2019.............................................     68         28         4           1            *
April 2020.............................................     64         25         3           1            *
April 2021.............................................     60         22         3           1            *
April 2022.............................................     56         20         2           1            *
April 2023.............................................     52         17         1           *            *
April 2024.............................................     48         15         1           *            *
April 2025.............................................     43         12         1           *            *
April 2026.............................................     38         10         1           *            *
April 2027.............................................     33          8         *           *            *
April 2028.............................................     27          6         *           *            *
April 2029.............................................     21          5         *           *            *
April 2030.............................................     15          3         *           *            *
April 2031.............................................      8          2         *           *            *
April 2032.............................................      1          *         *           *            *
April 2033.............................................      0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........     17.1        9.9       4.6         3.4          2.7


----------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                               ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       --------------
Aggregate principal balance ....................       $44,290,134.63        $124,984,228.04
Weighted average mortgage rate .................         5.9573375209%                6.2225%
Weighted average servicing fee rate.............         0.2800000000%                0.3303%
Weighted average original term to maturity
(months) .......................................                  359                    359
Weighted average remaining term
to maturity (months) ...........................                  325                    330

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                  PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                    CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%              100%            250%            400%            500%
------------------------------         ----             ----            ----            ----            ----
$410,589......................         1.9%             3.5%            8.0%            10.7%           13.8%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "300% PSA" assumes prepayment rates equal to 300% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                      JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  ------------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ------------------------------------------------------------------------------------------
                                                                                                       (Dollar Amounts in Thousands)
Total Loan Portfolio ............   159,458    $ 41,799,848       156,842    $ 41,837,077       142,330    $ 38,092,093
Period of Delinquency
  30 to 59 days .................     2,081         485,414         2,147         488,965         1,968         469,058
  60 to 89 days .................       297          66,720           336          72,625           327          75,698
  90 days or more ...............       301          69,148           307          68,860           333          76,136
Foreclosures Pending ............       419         100,940           340          81,219           350          91,964
Total Delinquent Loans ..........     3,098    $    722,221         3,130    $    711,669         2,978    $    712,856
Percent of Loan
    Portfolio ...................     1.943%          1.728%        1.996%          1.701%        2.092%          1.871%

[TABLE CONTINUED]


                                      AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                     BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                      OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                     LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  --------------------------------------------------------------------------------------
Total Loan Portfolio ............   104,754    $ 29,652,506        61,336    $ 19,562,648        51,674    $ 17,633,235
Period of Delinquency
  30 to 59 days .................     1,391         350,118           813         202,438           354         101,882
  60 to 89 days .................       256          59,355           180          37,722            80          18,514
  90 days or more ...............       277          67,047           229          51,671            99          22,840
Foreclosures Pending ............       333          80,326           243          58,402           139          31,349
Total Delinquent Loans ..........     2,257    $    556,846         1,465    $    350,233           672    $    174,585
Percent of Loan
    Portfolio ...................     2.155%          1.878%        2.388%          1.790%        1.300%          0.990%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.





                           JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  -----------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  -----------------------------------------------------------------------------------------
                                                                                                       (Dollar Amounts in Thousands)
Total Loan Portfolio ............    31,572    $  5,733,023        29,442    $  5,424,670        26,174    $  4,923,160
Period of Delinquency
  30 to 59 days .................       476          87,173           481          80,450           436          72,245
  60 to 89 days .................        72          13,317            85          14,464            71          13,138
  90 days or more ...............        68          14,146            57          12,443            64          12,292
Foreclosures Pending ............       113          23,846            87          17,435            79          22,361
Total Delinquent Loans ..........       729    $    138,482           710    $    124,791           650    $    120,036
Percent of Loan
    Portfolio ...................     2.309%          2.416%        2.412%          2.300%        2.483%          2.438%

[TABLE CONTINUED]


                                     AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  -------------------------------------------------------------------------------------
                                    BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  -------------------------------------------------------------------------------------
Total Loan Portfolio ............   20,813    $  4,388,764        15,134    $  3,902,833        12,980    $  3,701,651
Period of Delinquency
  30 to 59 days .................      303          56,489           221          45,326            80          18,542
  60 to 89 days .................       62          12,354            38           7,098            21           4,011
  90 days or more ...............       66          16,163            55           9,585            15           2,980
Foreclosures Pending ............       68          14,099            53          11,232            26           5,253
Total Delinquent Loans ..........      499    $     99,105           367    $     73,241           142    $     30,786
Percent of Loan
    Portfolio ...................    2.398%          2.258%        2.425%          1.877%        1.094%          0.832%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                      JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ............    $     41,799,848     $     41,837,077     $     38,092,093     $     29,652,506
Average Portfolio Balance .......    $     41,744,291     $     41,712,987     $     40,578,437     $     34,185,451
Foreclosed Loans ................    $         36,732     $         18,166     $         11,865     $         13,924
Liquidated Foreclosed Loans .....    $         40,097     $         57,997     $         35,574     $         30,193
Foreclosed Loans Ratio ..........               0.088%               0.043%               0.031%               0.047%
Gross Loss ......................    $          6,022     $         16,608     $          9,085     $          5,871
Gross Loss Ratio ................               0.014%               0.040%               0.022%               0.017%
Covered Loss ....................    $          3,549     $          6,438     $          5,451     $          3,056
Net Loss ........................    $          2,473     $         10,170     $          3,633     $          2,816
Net Loss Ratio ..................               0.006%               0.024%               0.009%               0.008%
Excess Recovery .................    $            333     $             39     $              5     $            108

[TABLE CONTINUED]

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
Total Loan Portfolio ............    $     19,562,648     $     17,633,235
Average Portfolio Balance .......    $     23,080,737     $     17,999,485
Foreclosed Loans ................    $          9,435     $          2,109
Liquidated Foreclosed Loans .....    $         28,302     $         16,609
Foreclosed Loans Ratio ..........               0.048%               0.012%
Gross Loss ......................    $          5,331     $          2,922
Gross Loss Ratio ................               0.023%               0.016%
Covered Loss ....................    $          4,219     $          1,648
Net Loss ........................    $          1,112     $          1,274
Net Loss Ratio ..................               0.005%               0.007%
Excess Recovery .................    $             18     $             68





                           JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ............    $      5,733,023     $      5,424,670     $      4,923,160     $      4,388,764
Average Portfolio Balance .......    $      6,483,857     $      5,497,288     $      5,208,164     $      4,572,334
Foreclosed Loans ................    $          7,705     $          2,749     $            841     $          3,323
Liquidated Foreclosed Loans .....    $          7,487     $         10,220     $          5,253     $          3,685
Foreclosed Loans Ratio ..........               0.134%               0.051%               0.017%               0.076%
Gross Loss ......................    $          1,142     $          4,343     $          1,657     $          1,047
Gross Loss Ratio ................               0.018%               0.079%               0.032%               0.023%
Covered Loss ....................    $            561     $            895     $          1,202     $            462
Net Loss ........................    $            581     $          3,449     $            456     $            585
Net Loss Ratio ..................               0.009%               0.063%               0.009%               0.013%
Excess Recovery .................    $            148     $             25     $              0     $              0

[TABLE CONTINUED]

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
Total Loan Portfolio ............    $      3,902,833     $      3,701,651
Average Portfolio Balance .......    $      4,082,685     $      3,702,764
Foreclosed Loans ................    $          2,051     $            798
Liquidated Foreclosed Loans .....    $          5,319     $          2,680
Foreclosed Loans Ratio ..........               0.053%               0.022%
Gross Loss ......................    $          1,473     $            581
Gross Loss Ratio ................               0.036%               0.016%
Covered Loss ....................    $            884     $            227
Net Loss ........................    $            589     $            353
Net Loss Ratio ..................               0.014%               0.010%
Excess Recovery .................    $              0     $             15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement, the supplement thereto dated March 5, 2003 and prospectus.

         Dealers will be required to deliver both supplements, a prospectus supplement and a prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                   APPENDIX A


                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

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Page:         1 of 3
                                   ??????????
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S2(POOL #  4659)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4659
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JP32   120,000,000.00  23,239,958.64     5.000000  %  1,201,924.47
A-2     76111JP40    55,623,000.00  10,772,301.83     2.967500  %    557,122.04
A-3     76111JP57             0.00           0.00     5.532500  %          0.00
A-4     76111JP65    93,551,000.00  25,858,481.39     0.000000  %    840,856.33
A-5     76111JP73     8,750,000.00   8,750,000.00     5.750000  %          0.00
A-6     76111JP81     7,496,000.00   7,496,000.00     5.750000  %          0.00
A-7     76111JP99    16,300,000.00   4,345,650.16     8.500000  %    148,493.38
A-8     76111JQ23    44,825,000.00  11,950,537.95     4.750000  %    408,356.80
A-9     76111JQ31     6,175,000.00   6,175,000.00     5.750000  %          0.00
A-10    76111JQ49    28,800,000.00  28,800,000.00     6.000000  %          0.00
A-11    76111JQ56    42,700,000.00  42,700,000.00     5.750000  %          0.00
A-12    76111JQ64     1,000,000.00   1,000,000.00     5.750000  %          0.00
A-P     76111JQ72       861,504.00     590,756.48     0.000000  %      3,350.02
A-V     76111JQ80             0.00           0.00     0.108912  %          0.00
R-I     76111JQ98           100.00           0.00     5.750000  %          0.00
R-II    76111JR22           100.00           0.00     5.750000  %          0.00
M-1     76111JR30     5,680,400.00   5,554,471.22     5.750000  %      6,277.28
M-2     76111JR48     1,967,000.00   1,923,393.58     5.750000  %      2,173.69
M-3     76111JR55     1,312,000.00   1,282,914.27     5.750000  %      1,449.86
B-1     76111JR63       655,600.00     641,066.00     5.750000  %        724.48
B-2     76111JR71       655,600.00     641,066.00     5.750000  %        724.48
B-3     76111JR89       655,580.32     641,046.76     5.750000  %        724.47

-------------------------------------------------------------------------------
                  437,007,884.32   182,362,644.28                  3,172,177.30
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        96,833.16  1,298,757.63            0.00       0.00     22,038,034.17
A-2        26,639.00    583,761.04            0.00       0.00     10,215,179.79
A-3        49,664.80     49,664.80            0.00       0.00              0.00
A-4       107,743.67    948,600.00            0.00       0.00     25,017,625.06
A-5        41,927.08     41,927.08            0.00       0.00      8,750,000.00
A-6        35,918.33     35,918.33            0.00       0.00      7,496,000.00
A-7        30,781.69    179,275.07            0.00       0.00      4,197,156.78
A-8        47,304.21    455,661.01            0.00       0.00     11,542,181.15
A-9        29,588.54     29,588.54            0.00       0.00      6,175,000.00
A-10      144,000.00    144,000.00            0.00       0.00     28,800,000.00
A-11      204,604.17    204,604.17            0.00       0.00     42,700,000.00
A-12        4,791.67      4,791.67            0.00       0.00      1,000,000.00
A-P             0.00      3,350.02            0.00       0.00        587,406.46
A-V        16,551.18     16,551.18            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        26,615.17     32,892.45            0.00       0.00      5,548,193.94
M-2         9,216.26     11,389.95            0.00       0.00      1,921,219.89
M-3         6,147.30      7,597.16            0.00       0.00      1,281,464.41
B-1         3,071.77      3,796.25            0.00       0.00        640,341.52
B-2         3,071.77      3,796.25            0.00       0.00        640,341.52
B-3         3,071.68      3,796.15            0.00       0.00        640,322.29

-------------------------------------------------------------------------------
          887,541.45  4,059,718.75            0.00       0.00    179,190,466.98
===============================================================================





































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                                   ??????????
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S2(POOL #  4659)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4659
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     193.666322   10.016037     0.806943    10.822980   0.000000  183.650285
A-2     193.666322   10.016037     0.478921    10.494958   0.000000  183.650285
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     276.410529    8.988213     1.151711    10.139924   0.000000  267.422316
A-5    1000.000000    0.000000     4.791666     4.791666   0.000000 1000.000000
A-6    1000.000000    0.000000     4.791666     4.791666   0.000000 1000.000000
A-7     266.604304    9.110023     1.888447    10.998470   0.000000  257.494281
A-8     266.604304    9.110023     1.055309    10.165332   0.000000  257.494281
A-9    1000.000000    0.000000     4.791666     4.791666   0.000000 1000.000000
A-10   1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-11   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
A-12   1000.000000    0.000000     4.791670     4.791670   0.000000 1000.000000
A-P     685.726918    3.888572     0.000000     3.888572   0.000000  681.838347
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     977.831003    1.105079     4.685439     5.790518   0.000000  976.725924
M-2     977.831003    1.105079     4.685440     5.790519   0.000000  976.725924
M-3     977.831000    1.105076     4.685442     5.790518   0.000000  976.725924
B-1     977.831003    1.105079     4.685433     5.790512   0.000000  976.725924
B-2     977.831003    1.105079     4.685433     5.790512   0.000000  976.725924
B-3     977.831006    1.105082     4.685437     5.790519   0.000000  976.725924

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

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Page:      3 of 3
                                   ??????????
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S2 (POOL #  4659)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4659
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       37,958.26
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,077.54

SUBSERVICER ADVANCES THIS MONTH                                        6,658.35
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     740,908.62

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     345,845.55


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     179,190,466.99

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          452

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,966,004.17

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.12232700 %     4.81965500 %    1.05459030 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.02480400 %     4.88356238 %    1.07557250 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,515,934.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,354,210.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.15809140
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              331.90

POOL TRADING FACTOR:                                                41.00394373

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Page:         1 of 3
                                   ??????????
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S2(POOL #  4659)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4659
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JP32   120,000,000.00  22,038,034.17     5.000000  %  1,524,322.23
A-2     76111JP40    55,623,000.00  10,215,179.79     3.080000  %    706,561.46
A-3     76111JP57             0.00           0.00     5.420000  %          0.00
A-4     76111JP65    93,551,000.00  25,017,625.06     0.000000  %  1,066,403.13
A-5     76111JP73     8,750,000.00   8,750,000.00     5.750000  %          0.00
A-6     76111JP81     7,496,000.00   7,496,000.00     5.750000  %          0.00
A-7     76111JP99    16,300,000.00   4,197,156.78     8.500000  %    188,324.44
A-8     76111JQ23    44,825,000.00  11,542,181.15     4.750000  %    517,892.23
A-9     76111JQ31     6,175,000.00   6,175,000.00     5.750000  %          0.00
A-10    76111JQ49    28,800,000.00  28,800,000.00     6.000000  %          0.00
A-11    76111JQ56    42,700,000.00  42,700,000.00     5.750000  %          0.00
A-12    76111JQ64     1,000,000.00   1,000,000.00     5.750000  %          0.00
A-P     76111JQ72       861,504.00     587,406.46     0.000000  %     10,910.43
A-V     76111JQ80             0.00           0.00     0.109323  %          0.00
R-I     76111JQ98           100.00           0.00     5.750000  %          0.00
R-II    76111JR22           100.00           0.00     5.750000  %          0.00
M-1     76111JR30     5,680,400.00   5,548,193.94     5.750000  %      6,288.35
M-2     76111JR48     1,967,000.00   1,921,219.89     5.750000  %      2,177.52
M-3     76111JR55     1,312,000.00   1,281,464.41     5.750000  %      1,452.42
B-1     76111JR63       655,600.00     640,341.52     5.750000  %        725.77
B-2     76111JR71       655,600.00     640,341.52     5.750000  %        725.77
B-3     76111JR89       655,580.32     640,322.29     5.750000  %        725.74

-------------------------------------------------------------------------------
                  437,007,884.32   179,190,466.98                  4,026,509.49
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        91,825.14  1,616,147.37            0.00       0.00     20,513,711.94
A-2        26,218.96    732,780.42            0.00       0.00      9,508,618.33
A-3        46,138.56     46,138.56            0.00       0.00              0.00
A-4       104,240.10  1,170,643.23            0.00       0.00     23,951,221.93
A-5        41,927.08     41,927.08            0.00       0.00      8,750,000.00
A-6        35,918.33     35,918.33            0.00       0.00      7,496,000.00
A-7        29,729.86    218,054.30            0.00       0.00      4,008,832.34
A-8        45,687.80    563,580.03            0.00       0.00     11,024,288.92
A-9        29,588.54     29,588.54            0.00       0.00      6,175,000.00
A-10      144,000.00    144,000.00            0.00       0.00     28,800,000.00
A-11      204,604.17    204,604.17            0.00       0.00     42,700,000.00
A-12        4,791.67      4,791.67            0.00       0.00      1,000,000.00
A-P             0.00     10,910.43            0.00       0.00        576,496.03
A-V        16,324.75     16,324.75            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        26,585.10     32,873.45            0.00       0.00      5,541,905.59
M-2         9,205.85     11,383.37            0.00       0.00      1,919,042.37
M-3         6,140.35      7,592.77            0.00       0.00      1,280,011.99
B-1         3,068.30      3,794.07            0.00       0.00        639,615.75
B-2         3,068.30      3,794.07            0.00       0.00        639,615.75
B-3         3,068.21      3,793.95            0.00       0.00        639,596.55

-------------------------------------------------------------------------------
          872,131.07  4,898,640.56            0.00       0.00    175,163,957.49
===============================================================================





































Run:        04/26/05     11:15:29
Page:         2 of 3



                                   ??????????
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S2(POOL #  4659)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4659
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     183.650285   12.702685     0.765210    13.467895   0.000000  170.947600
A-2     183.650285   12.702685     0.471369    13.174054   0.000000  170.947600
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     267.422316   11.399163     1.114260    12.513423   0.000000  256.023152
A-5    1000.000000    0.000000     4.791666     4.791666   0.000000 1000.000000
A-6    1000.000000    0.000000     4.791666     4.791666   0.000000 1000.000000
A-7     257.494281   11.553647     1.823918    13.377565   0.000000  245.940634
A-8     257.494281   11.553647     1.019248    12.572895   0.000000  245.940634
A-9    1000.000000    0.000000     4.791666     4.791666   0.000000 1000.000000
A-10   1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-11   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
A-12   1000.000000    0.000000     4.791670     4.791670   0.000000 1000.000000
A-P     681.838341   12.664399     0.000000    12.664399   0.000000  669.173942
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     976.725924    1.107026     4.680146     5.787172   0.000000  975.618898
M-2     976.725924    1.107026     4.680147     5.787173   0.000000  975.618898
M-3     976.725926    1.107027     4.680145     5.787172   0.000000  975.618898
B-1     976.725930    1.107032     4.680140     5.787172   0.000000  975.618898
B-2     976.725930    1.107032     4.680140     5.787172   0.000000  975.618898
B-3     976.725918    1.107019     4.680144     5.787163   0.000000  975.618899

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:29                                        rept2.frg
Page:      3 of 3
                                   ??????????
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S2 (POOL #  4659)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4659
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       37,263.86
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,290.29

SUBSERVICER ADVANCES THIS MONTH                                        8,765.33
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3   1,110,299.04

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     345,845.55


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     175,163,957.49

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          443

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,823,330.45

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.02480400 %     4.89962300 %    1.07204660 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.89429900 %     4.99015898 %    1.09906410 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,515,934.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,354,210.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.15740792
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              330.30

POOL TRADING FACTOR:                                                40.08256230

Run:        04/07/05     11:35:25                                    REPT1B.FRG
Page:         1 of 3
                                   ??????????
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S2(POOL #  4659)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4659
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JP32   120,000,000.00  20,513,711.94     5.000000  %  2,231,461.97
A-2     76111JP40    55,623,000.00   9,508,618.33     3.200001  %  1,034,338.41
A-3     76111JP57             0.00           0.00     5.300000  %          0.00
A-4     76111JP65    93,551,000.00  23,951,221.93     0.000000  %  1,561,112.21
A-5     76111JP73     8,750,000.00   8,750,000.00     5.750000  %          0.00
A-6     76111JP81     7,496,000.00   7,496,000.00     5.750000  %          0.00
A-7     76111JP99    16,300,000.00   4,008,832.34     8.500000  %    275,688.98
A-8     76111JQ23    44,825,000.00  11,024,288.92     4.750000  %    758,144.69
A-9     76111JQ31     6,175,000.00   6,175,000.00     5.750000  %          0.00
A-10    76111JQ49    28,800,000.00  28,800,000.00     6.000000  %          0.00
A-11    76111JQ56    42,700,000.00  42,700,000.00     5.750000  %          0.00
A-12    76111JQ64     1,000,000.00   1,000,000.00     5.750000  %          0.00
A-P     76111JQ72       861,504.00     576,496.03     0.000000  %     16,803.69
A-V     76111JQ80             0.00           0.00     0.108919  %          0.00
R-I     76111JQ98           100.00           0.00     5.750000  %          0.00
R-II    76111JR22           100.00           0.00     5.750000  %          0.00
M-1     76111JR30     5,680,400.00   5,541,905.59     5.750000  %      6,261.99
M-2     76111JR48     1,967,000.00   1,919,042.37     5.750000  %      2,168.39
M-3     76111JR55     1,312,000.00   1,280,011.99     5.750000  %      1,446.33
B-1     76111JR63       655,600.00     639,615.75     5.750000  %        722.72
B-2     76111JR71       655,600.00     639,615.75     5.750000  %        722.72
B-3     76111JR89       655,580.32     639,596.55     5.750000  %        722.70

-------------------------------------------------------------------------------
                  437,007,884.32   175,163,957.49                  5,889,594.80
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        85,473.80  2,316,935.77            0.00       0.00     18,282,249.97
A-2        25,356.32  1,059,694.73            0.00       0.00      8,474,279.92
A-3        41,996.40     41,996.40            0.00       0.00              0.00
A-4        99,796.76  1,660,908.97            0.00       0.00     22,390,109.72
A-5        41,927.08     41,927.08            0.00       0.00      8,750,000.00
A-6        35,918.33     35,918.33            0.00       0.00      7,496,000.00
A-7        28,395.90    304,084.88            0.00       0.00      3,733,143.36
A-8        43,637.81    801,782.50            0.00       0.00     10,266,144.23
A-9        29,588.54     29,588.54            0.00       0.00      6,175,000.00
A-10      144,000.00    144,000.00            0.00       0.00     28,800,000.00
A-11      204,604.17    204,604.17            0.00       0.00     42,700,000.00
A-12        4,791.67      4,791.67            0.00       0.00      1,000,000.00
A-P             0.00     16,803.69            0.00       0.00        559,692.34
A-V        15,898.92     15,898.92            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        26,554.96     32,816.95            0.00       0.00      5,535,643.60
M-2         9,195.41     11,363.80            0.00       0.00      1,916,873.98
M-3         6,133.39      7,579.72            0.00       0.00      1,278,565.66
B-1         3,064.83      3,787.55            0.00       0.00        638,893.03
B-2         3,064.83      3,787.55            0.00       0.00        638,893.03
B-3         3,064.73      3,787.43            0.00       0.00        638,873.85

-------------------------------------------------------------------------------
          852,463.85  6,742,058.65            0.00       0.00    169,274,362.69
===============================================================================





































Run:        04/07/05     11:35:25
Page:         2 of 3



                                   ??????????
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S2(POOL #  4659)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4659
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     170.947599   18.595516     0.712282    19.307798   0.000000  152.352083
A-2     170.947599   18.595516     0.455860    19.051376   0.000000  152.352083
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     256.023152   16.687285     1.066763    17.754048   0.000000  239.335867
A-5    1000.000000    0.000000     4.791666     4.791666   0.000000 1000.000000
A-6    1000.000000    0.000000     4.791666     4.791666   0.000000 1000.000000
A-7     245.940634   16.913434     1.742080    18.655514   0.000000  229.027200
A-8     245.940634   16.913434     0.973515    17.886949   0.000000  229.027200
A-9    1000.000000    0.000000     4.791666     4.791666   0.000000 1000.000000
A-10   1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-11   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
A-12   1000.000000    0.000000     4.791670     4.791670   0.000000 1000.000000
A-P     669.173946   19.505063     0.000000    19.505063   0.000000  649.668883
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     975.618897    1.102385     4.674840     5.777225   0.000000  974.516512
M-2     975.618896    1.102384     4.674840     5.777224   0.000000  974.516512
M-3     975.618898    1.102386     4.674840     5.777226   0.000000  974.516512
B-1     975.618892    1.102379     4.674847     5.777226   0.000000  974.516512
B-2     975.618892    1.102379     4.674847     5.777226   0.000000  974.516512
B-3     975.618894    1.102382     4.674835     5.777217   0.000000  974.516512

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:25                                        rept2.frg
Page:      3 of 3
                                   ??????????
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S2 (POOL #  4659)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4659
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       36,446.92
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,603.78

SUBSERVICER ADVANCES THIS MONTH                                        5,860.32
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     637,296.20

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     345,845.55


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     169,274,362.67

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          428

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,691,584.53

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.89429900 %     5.00663600 %    1.09544690 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.68890500 %     5.15794779 %    1.13603630 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,720,786.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,092,349.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.15312631
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              329.20

POOL TRADING FACTOR:                                                38.73485325

Run:        04/25/05     12:25:15                                    REPT1B.FRG
Page:         1 of 3
                                   ??????????
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S2(POOL #  4659)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4659
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JP32   120,000,000.00  18,282,249.97     5.000000  %  2,482,784.52
A-2     76111JP40    55,623,000.00   8,474,279.92     3.400000  %  1,150,832.70
A-3     76111JP57             0.00           0.00     5.100000  %          0.00
A-4     76111JP65    93,551,000.00  22,390,109.72     0.000000  %  1,736,935.35
A-5     76111JP73     8,750,000.00   8,750,000.00     5.750000  %          0.00
A-6     76111JP81     7,496,000.00   7,496,000.00     5.750000  %          0.00
A-7     76111JP99    16,300,000.00   3,733,143.36     8.500000  %    306,738.97
A-8     76111JQ23    44,825,000.00  10,266,144.23     4.750000  %    843,532.15
A-9     76111JQ31     6,175,000.00   6,175,000.00     5.750000  %          0.00
A-10    76111JQ49    28,800,000.00  28,800,000.00     6.000000  %          0.00
A-11    76111JQ56    42,700,000.00  42,700,000.00     5.750000  %          0.00
A-12    76111JQ64     1,000,000.00   1,000,000.00     5.750000  %          0.00
A-P     76111JQ72       861,504.00     559,692.34     0.000000  %     27,779.82
A-V     76111JQ80             0.00           0.00     0.104969  %          0.00
R-I     76111JQ98           100.00           0.00     5.750000  %          0.00
R-II    76111JR22           100.00           0.00     5.750000  %          0.00
M-1     76111JR30     5,680,400.00   5,535,643.60     5.750000  %      6,239.40
M-2     76111JR48     1,967,000.00   1,916,873.98     5.750000  %      2,160.57
M-3     76111JR55     1,312,000.00   1,278,565.66     5.750000  %      1,441.11
B-1     76111JR63       655,600.00     638,893.03     5.750000  %        720.12
B-2     76111JR71       655,600.00     638,893.03     5.750000  %        720.12
B-3     76111JR89       655,580.32     638,873.85     5.750000  %        720.10

-------------------------------------------------------------------------------
                  437,007,884.32   169,274,362.69                  6,560,604.93
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        76,176.04  2,558,960.56            0.00       0.00     15,799,465.45
A-2        24,010.46  1,174,843.16            0.00       0.00      7,323,447.22
A-3        36,015.69     36,015.69            0.00       0.00              0.00
A-4        93,292.12  1,830,227.47            0.00       0.00     20,653,174.37
A-5        41,927.08     41,927.08            0.00       0.00      8,750,000.00
A-6        35,918.33     35,918.33            0.00       0.00      7,496,000.00
A-7        26,443.10    333,182.07            0.00       0.00      3,426,404.39
A-8        40,636.82    884,168.97            0.00       0.00      9,422,612.08
A-9        29,588.54     29,588.54            0.00       0.00      6,175,000.00
A-10      144,000.00    144,000.00            0.00       0.00     28,800,000.00
A-11      204,604.17    204,604.17            0.00       0.00     42,700,000.00
A-12        4,791.67      4,791.67            0.00       0.00      1,000,000.00
A-P             0.00     27,779.82            0.00       0.00        531,912.52
A-V        14,807.18     14,807.18            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        26,524.96     32,764.36            0.00       0.00      5,529,404.20
M-2         9,185.02     11,345.59            0.00       0.00      1,914,713.41
M-3         6,126.46      7,567.57            0.00       0.00      1,277,124.55
B-1         3,061.36      3,781.48            0.00       0.00        638,172.91
B-2         3,061.36      3,781.48            0.00       0.00        638,172.91
B-3         3,061.27      3,781.37            0.00       0.00        638,153.75

-------------------------------------------------------------------------------
          823,231.63  7,383,836.56            0.00       0.00    162,713,757.76
===============================================================================





































Run:        04/25/05     12:25:15
Page:         2 of 3



                                   ??????????
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S2(POOL #  4659)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4659
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     152.352083   20.689871     0.634800    21.324671   0.000000  131.662212
A-2     152.352083   20.689871     0.431664    21.121535   0.000000  131.662212
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     239.335867   18.566721     0.997233    19.563954   0.000000  220.769146
A-5    1000.000000    0.000000     4.791666     4.791666   0.000000 1000.000000
A-6    1000.000000    0.000000     4.791666     4.791666   0.000000 1000.000000
A-7     229.027200   18.818341     1.622276    20.440617   0.000000  210.208859
A-8     229.027200   18.818341     0.906566    19.724907   0.000000  210.208859
A-9    1000.000000    0.000000     4.791666     4.791666   0.000000 1000.000000
A-10   1000.000000    0.000000     5.000000     5.000000   0.000000 1000.000000
A-11   1000.000000    0.000000     4.791667     4.791667   0.000000 1000.000000
A-12   1000.000000    0.000000     4.791670     4.791670   0.000000 1000.000000
A-P     649.668878   32.245724     0.000000    32.245724   0.000000  617.423154
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     974.516512    1.098409     4.669558     5.767967   0.000000  973.418104
M-2     974.516512    1.098409     4.669558     5.767967   0.000000  973.418104
M-3     974.516511    1.098407     4.669558     5.767965   0.000000  973.418104
B-1     974.516517    1.098414     4.669555     5.767969   0.000000  973.418104
B-2     974.516517    1.098414     4.669555     5.767969   0.000000  973.418104
B-3     974.516505    1.098401     4.669557     5.767958   0.000000  973.418104

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:15                                        rept2.frg
Page:      3 of 3
                                   ??????????
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S2 (POOL #  4659)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4659
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       35,021.12
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,960.07

SUBSERVICER ADVANCES THIS MONTH                                        2,092.12
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     345,845.55


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     162,713,757.77

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          414

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,369,729.81

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.68890500 %     5.17505800 %    1.13228010 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.44208900 %     5.35986771 %    1.18046480 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,720,786.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,092,349.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.15447458
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              328.10

POOL TRADING FACTOR:                                                37.23359775